UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2015

AMBER ROAD, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-36360	22-2590301
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

One Meadowlands Plaza

East Rutherford, New Jersey 07073

(Address of principal executive offices)

Registrant’s telephone number: (201) 935-8588

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 19, 2015, the Compensation Committee (the “Committee”) of the Board of Directors of Amber Road, Inc. (the “Company”) considered and approved, for the Company’s executive officers named below: (1) cash bonuses (“Cash Bonus”) for performance during 2014 under its short-term incentive program; (2) the granting of certain stock options (“Stock Option Grants”); (3) the granting of performance shares in connection with the Company’s 2015 long-term incentive program (“2015 LTIP”) and (4) the establishment of performance targets in connection with the Company’s short-term incentive program for 2015 (“2015 Performance Targets”). Each of the Cash Bonus, Stock Option Grants, 2015 LTIP and 2015 Performance Targets was established pursuant to, and in accordance with, the Company’s 2012 Omnibus Incentive Compensation Plan, as amended (the “2012 Plan”).

Cash Bonus

On February 19, 2015, the Committee approved cash bonuses to be paid to the Company’s executive officers named below. The bonuses related to the Company’s performance during 2014 under the Company’s short-term incentive program. The bonuses to be paid under the 2012 Plan to these executive officers are as follows:

Name	Title	Amount of Bonus
James W. Preuninger	Chief Executive Officer	$420,081
Nathan Pieri	Chief Product Officer	$79,098	(1)
Thomas E. Conway	Chief Financial Officer	$148,461

(1)	Reflects the portion of 2014 in which he was employed by the Company.

Stock Option Grants

Also on February 19, 2015 the Committee granted equity awards under the 2012 Plan in the form of stock options to the Company’s executive officers named below (collectively, the “Named Executive Officers”), as follows:

Name	Title	Stock Options
James W. Preuninger	Chief Executive Officer	207,500
Nathan Pieri	Chief Product Officer	80,000
Thomas E. Conway	Chief Financial Officer	78,750
Albert C. Cooke III	Vice President, Global Sales	68,000

Each stock option represents the right to acquire one share of common stock, par value $0.001 (“Common Stock”), at an exercise price of $8.08 per share, the closing price per share for the Common Stock on the NYSE on February 19, 2015. The option shares become vested and exercisable based on the passage of time according to the following vesting schedule: 25% of the options shall vest on the one-year anniversary of the date of grant, and 6.25% at the end of each three-month period thereafter. In addition, in the event the option grantee’s service with the Company is terminated by the Company without cause or by the grantee for good reason within one year following a change of control, 100% of the remaining unvested option shares become vested and exercisable in accordance with the terms of the 2012 Plan. No shareholder rights attach to grants of stock options until the underlying shares are issued.

The foregoing summary of the stock option grants is qualified in its entirety by reference to the Form of the 2015 Stock Option Award Certificate attached to this Current Report on Form 8-K as Exhibit 10.1, and incorporated herein by reference.

2015 LTIP

Also on February 19, 2015, the Committee granted equity awards in the form of performance shares in connection with its 2015 LTIP under the 2012 Plan for the Company’s executives, including its Named Executive Officers, as follows:

Name	Title	LTIP Grant of Performance Shares (1)
James W. Preuninger	Chief Executive Officer	93,375
Nathan Pieri	Chief Product Officer	36,000
Thomas E. Conway	Chief Financial Officer	35,438
Albert C. Cooke III	Vice President, Global Sales	30,600

(1)	Assumes 100% attainment of performance goals

Performance shares entitle a grantee to a certain number of shares of Common Stock, conditioned upon the fulfillment of performance conditions and other restrictions as specified by the Committee and reflected in the applicable award certificate, which are at the discretion of the Committee. Achievement of the 2015 performance share award will be determined on the basis of a target amount of revenue of the Company for the fiscal year ending December 31, 2017 (the “Revenue CAGR”), by reference to a stated revenue target that reflects a compound annual revenue growth rate for the three-year period ending on such date. The grantees will earn the performance shares only if the Company’s threshold performance level for the Revenue CAGR is fulfilled in 2017. If the Company achieves the threshold performance level for Revenue CAGR, then grantees will earn performance shares on a performance matrix that provides that 50% of the awarded performance shares are earned for threshold performance 100% of the awarded performance shares are earned for target performance and 120% of performance shares are earned for performance at or above the maximum level based on the actual performance of the Company against the performance goals. If the performance of the Revenue CAGR falls between the specified percentage ranges set forth in the performance matrix, the Committee will determine the award percentage earned by linear interpolation and rounded down to the nearest whole share.

If earned, grants of performance shares will cliff-vest in 2018, following the filing of the Company’s annual report on Form 10-K for the year ending December 31, 2017, subject to the grantee being an employee of the Company on the date the Committee approves the issuance of the award. The grant of performance shares are subject to certain other restrictions as specified by the Committee and reflected in the applicable award certificate, which are at the discretion of the Committee. No shareholder rights attach to grants under the 2015 LTIP until the underlying shares are issued.

The foregoing summary of the performance share awards is qualified in its entirety by reference to the Form of the 2015 Performance Share Award Certificate attached to this Current Report on Form 8-K as Exhibit 10.2, and incorporated herein by reference.

2015 Performance Targets

Also, on February 19, 2015, the Committee established 2015 award eligibility and performance targets for the Named Executive Officers as part of the Company’s short-term incentive program under the 2012 Plan. The Company’s short-term incentive program focuses on achievement of certain targets of total revenues, new subscription revenue, adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITA”), and individual management by objective (“MBO”) goals (other than for the Chief Executive Officer (“CEO”)).

Under the 2015 short-term incentive program, individual plan participants are eligible to receive incentive compensation based on a target percentage of their base salary. The amount payable is determined based upon the percentage achievement of the financial, strategic and MBO goals established for the annual plan period; subject to certain adjustments for total revenues if 90-99% of the goals are met; for new subscription revenues if 80-99% of the goals are met, and for Adjusted EBITDA if 80-99% of the goals are met. No adjustments will be made with respect to MBO goals, but the Company’s CEO will have the discretion to recommend partial payment to the Committee.

The Company must achieve its total revenue, new subscription revenue and adjusted EBITDA goals at 90%, 80% and 80%, respectively, for a payout in relation to such goal to be available. Payouts for the attainment of goals for total revenue, new subscription revenue, Adjusted EBITDA and individual MBOs are capped at 120%, 150%, 150% and 100%, respectively; with maximum award payouts of 200%, 200%, 200% and 100%, respectively. The target award amount applicable to each of the Named Executive Officers is set forth in the table below:

Name	Title	Target Award Amount (% of base salary)
James W. Preuninger	Chief Executive Officer	100%
Nathan Pieri	Chief Product Officer	50%
Thomas E. Conway	Chief Financial Officer	50.16%
Albert C. Cooke III(1)	Vice President, Global Sales	17.02%

(1)	Albert C. Cooke III has a separate 2015 short-term incentive program based on sales commissions.

Distribution of the funded incentive pool to executives depends upon each executive’s performance against his or her individual metrics established by the Committee for 2015 under the 2012 Plan. In no event will the aggregate bonuses paid to all plan participants exceed the amount of the funded incentive pool.

In order to be entitled to any payment under the 2015 short-term incentive program, the executive must be an employee of the Company on the date of payment, except to the extent otherwise provided by the Company. If the executive’s employment with the Company is terminated for any reason prior to the payment date, the executive will not be eligible for a cash bonus for the applicable performance period, and the executive will forfeit all rights to such payment except to the extent otherwise provided by the Company.

The Company reserves the right at any time during the applicable performance period to: (1) amend or terminate the 2012 Plan in whole or in part, (2) revoke any eligible executive’s right to participate in the 2012 Plan and (3) make adjustments to targets and payouts subject to the terms of the 2012 Plan.

In accordance with the 2012 Plan, the Committee has determined to settle the above short term incentive grants, if paid, in cash.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

10.1	Form of the 2015 Stock Option Award Certificate

10.2	Form of the 2015 Performance Share Award Certificate

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 25, 2015

AMBER ROAD, INC.

By:	/s/ James W. Preuninger
James W. Preuninger
Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Form of the 2015 Stock Option Award Certificate

10.2	Form of the 2015 Performance Share Award Certificate